 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 10, 2021
Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100
Orlando, Florida 32826
(Address of principal executive office, including zip code)

(407) 382-4003
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	LPTH	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards providing pursuant to Section 13(a) of the Exchange Act. ☐

LightPath Technologies, Inc.
Form 8-K

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2021, Dr. Stephen R. J. Brueck notified LightPath Technologies, Inc. (the “Company”) of his intent to retire as a director, effective immediately. Dr. Brueck has served as one of the Company’s directors since July 2001. Dr. Brueck’s departure is not due to any disagreement with the Company. As disclosed in the Company’s Definitive Proxy Statement filed on Schedule 14A on October 1, 2020, Dr. Brueck had elected to defer receipt of certain vested restricted stock unit shares until after leaving the Board of Directors. These restricted stock unit shares were awarded as part of his annual director compensation beginning in 2004; the related compensation expense was recognized in the Company’s financial statements each period as the compensation was earned and the shares were included in the weighted average diluted number of shares used to calculate the Company’s earnings per share, as appropriate. As such, in connection with his retirement, Dr. Brueck was issued 419,176 shares of the Company’s Class A Common Stock.

LightPath’s Chairman of the Company’s Board of Directors, Robert Ripp, along with the other directors and the executive management team recognize Dr. Brueck’s dedication and many contributions to the Company and wish him well in his retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: February 16, 2021	By:	/s/ Donald O. Retreage, Jr.
Donald O. Retreage, Jr., Chief Financial Officer

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